As filed with the Securities and Exchange Commission on May 22, 1998.

                                    File No.

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                       SYNCOR INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                       85-0229124
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                              6464 Canoga Avenue
                     Woodland Hills, California 91367-2407
                               (818) 737-4000
     (Address, including zip code, and telephone number, including area code of principal executive offices)

                            Haig S. Bagerdjian, Esq.
                              6464 Canoga Avenue
                     Woodland Hills, California 91367-2407
                               (818) 737-4549
           (Name, address and telephone number of agent for service)

          Approximate Date of Commencement of Proposed Sale to Public:
       From time to time after effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                     CALCULATION OF REGISTRATION FEE

Title of       Amount        Proposed max.     Proposed max.     Amount of
to be          to be         offering price    aggregate         registration
registered     registered    per share(1)      offering price    fee
__________     __________    ______________    ______________    _____________
Common Stock,   333,425           $17.44        $5,814,932        $1,762
par value       shares
$.05
per share

(1) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on May 19, 1998 as reported in the NASDAQ National Market.

                     SYNCOR INTERNATIONAL CORPORATION

This Prospectus relates to 333,425 shares of Common Stock, par value $.05 per share ("Common Stock"), of Syncor International Corporation (the "Company") which may be offered for sale from time to time by James Francis Mitchell, David Haws, Haig Bagerdjian, Edwin Burgos, Nanci Carr, Charles Smith, Judy Taylour and John Wang (collectively, the "Selling Stockholders"). See "Selling Stockholders." The shares to which this Prospectus relates include:

     (1) 295,082 shares of currently outstanding Common Stock held by Mr. Mitchell and 32,787 shares of currently outstanding Common Stock held by Mr. Haws (collectively, the "Acquisition Securities"), all of which were issued to Mr. Mitchell and Mr. Haws in connection with the acquisition by the Company, through a reverse subsidiary merger, of James Francis Mitchell & Co., Inc. ("JFM"), effective as of January 31, 1998; and

     (2) 5,556 shares to be issued to Mr. Bagerdjian, Mr. Burgos, Ms. Carr, Mr. Smith, Ms. Taylour and Mr. Wang (the "Bonus Securities") as bonus compensation.

Mr. Mitchell and Mr. Haws were the sole stockholders of JFM. Under the terms of the agreement related to the merger, the Company agreed to register the Acquisition Securities on their behalf. The Acquisition Securities are subject to certain restrictions. Any of the Acquisition Securities may be sold or transferred by Mr. Mitchell or by Mr. Haws to another party only after the Company is given prior written notice of such proposed sale or transfer and the Company is given ten days thereafter to purchase such Acquisition Securities. Mr. Mitchell and Mr. Haws have also granted to the Company a proxy with respect to the Acquisition Securities authorizing the Company's Board of Directors to direct the voting of the Acquisition Securities in matters relating to any proposed merger, consolidation, takeover bid or similar transaction; said proxy is effective for the duration of the eighteen-month period commencing February 1, 1998.

The Bonus Securities will not be subject to any trading restrictions.

The Company will not receive any of the proceeds from the sale of the Acquisition Securities and the Bonus Securities (collectively, the "Securities"). The Company will bear the costs relating to the registration of the Securities estimated to be $5,262.

The Common Stock is traded on the NASDAQ National Market (Symbol: SCOR). The reported closing price per share of Common Stock on May 19, 1998 was $17.75 per share. Prospective investors should obtain the most recent price quotations before purchasing any Common Stock.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is May 22, 1998.

                           AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Stock is traded as "National Market Securities" on the NASDAQ National Market. Materials filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. The Company's Proxy Statement for the Annual Meeting of the Stockholders on June 16, 1998.

     4. The description of the Company's common stock filed as Exhibit 4.1 to the August 26, 1986 Form 10-K.

     5.     The Company's Form 8-K dated January 30, 1998.

     6.     The Company's Form 8-K dated April 2, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

The Company hereby undertakes to provide without charge to each person whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests should be directed to Investor Relations Department, Syncor International Corporation, 6464 Canoga Avenue, Woodlands Hills, CA 91367, telephone number 818-737-4000.

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

This Prospectus constitutes a part of the Registration Statement which the Company has filed with the Commission under the 1933 Act, with respect to the Securities. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to the Company and the Securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                THE COMPANY

The Company is primarily a pharmacy services company engaged in compounding, dispensing and distributing radiopharmaceutical products and services to hospitals and clinics through its network of 119 nuclear pharmacy service centers in the United States and thirteen nuclear pharmacy service centers outside of the United States. The Company's pharmacies process radiopharmaceutical prescriptions in convenient packaging for the customer, called "unit dose". The unit dose is then applied to a specific patient for diagnostic imaging of physiological functions and organ systems and for monitoring and treatment of diseases. The Company also markets and distributes imaging cold kits, isotopes, medical reference sources, and nuclear and pharmacy equipment and accessories. The Company estimates that its pharmacies serve approximately 7,000 hospitals and clinics in 40 states throughout the United States.

In addition to its radiopharmacy business, the Company owns, operates and/or manages medical imaging centers that provide one or more outpatient diagnostic imaging services, including magnetic resonance imaging, or MRI, computerized tomography or CT, nuclear imaging, X-ray, ultrasound, mammography and fluoroscopy.

The Company, through its subsidiary, Syncor Pharmaceuticals, Inc., also manufactures Iodine-123 capsules in its manufacturing facility in Golden, Colorado. An Iodine-123 capsule is a radiopharmaceutical diagnostic product used for thyroid disorders.

The Company is a Delaware corporation and its principal executive offices are located at 6464 Canoga Avenue, Woodland Hills, CA 91367-2407. Its telephone number is 818-737-4000.

                            USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Securities offered hereby; nor will such proceeds be available for the Company's use or benefit.

                          SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership for the Selling Stockholders as of May 19, 1998:


Name of             No. of         No. of      No. of      Percentage of
Selling             Syncor         Shares      Shares      Syncor Shares
Stockholder         Shares Owned   Recieved    Owned       Owned after
                    Prior to       from        After       Offering(4)
                    Offering       Syncor      Offering
____________        ____________   ________    _________   ______________

James F. Mitchell        0         295,082(2)  295,082       2.8%
David Haws               0          32,787(2)   32,787        *
Haig Bagerdjian       56,115(1)      4,582(3)   60,697        *
Edwin Burgos             524(1)        223(3)      747        *
Nanci Carr               787(1)        223(3)    1,010        *
Charles Smith         55,950(1)        195(3)   56,145        *
Judy Taylour             0             110(3)      110        *
John Wang              1,125(1)        223(3)    1,348        *

(1) Mr. Bagerdjian's shares include 53,984 shares not outstanding which he has the right to acquire pursuant to options that are exercisable as of May 19, 1998 or within 60 days thereafter, and 2,131 shares under the ESSOP. Mr. Burgos' shares include 500 shares not outstanding which he has the right to acquire pursuant to options exercisable within 60 days after May 19, 1998, and 24 shares under the ESSOP. Ms. Carr's shares include 500 shares not outstanding which she has the right to acquire pursuant to options exercisable within 60 days after May 19, 1998, and 287 shares under the ESSOP. Mr. Smith's shares include 50,310 shares not outstanding which he has the right to acquire pursuant to options that are exercisable as of May 19, 1998 or within 60 days thereafter, and 5,429 shares under the ESSOP. Mr. Wang's shares include 1,125 shares not outstanding which he has the right to acquire pursuant to options that are exercisable as of May 19, 1998 or within 60 days thereafter.

(2) Mr. Mitchell's and Mr. Haws' shares were issued to them in connection with the acquisition by the Company, through a reverse subsidiary merger, of James Francis Mitchell & Co., Inc. ("JFM"), effective as of January 31, 1998 (the "Merger"). Mr. Mitchell and Mr. Haws were the sole stockholders of JFM. The Merger was part of a series of transactions by which the Company acquired medical imaging businesses of JFM and its affiliate, National Diagnostic Services, Inc. ("NDS"). Since February 1997, NDS has been the Company's joint venture partner in Syncor Diagnostics, LLC, which is owned 50% by the Company. Mr. Mitchell is president and principal stockholder of NDS and serves as one of the four managers of Syncor Diagnostics, LLC. Prior to the Merger, Mr. Haws was Chief Financial Officer of NDS. Since the Merger, Mr. Mitchell has been engaged by the Company as a consultant, and Mr. Haws has become employed by the Company as the Chief Financial Officer for Comprehensive Medical Imaging, Inc., the Company's subsidiary that manages the Company's medical imaging business.

(3) The shares were issued to the individuals as bonus compensation. Mr. Bagerdjian is the Senior Vice President, Business Development, Secretary and General Counsel for the Company. Mr. Burgos and Ms. Carr are Senior Corporate Counsels for the Company, and Mr. Wang is Corporate Counsel. Mr. Smith is Corporate Vice President, Business Development, for the Company. Ms. Taylour is Legal Administrator for the Company's Legal Department.

(4) An asterisk indicates ownership of less than one percent. The percentages are based on 10,484,355 outstanding shares of Common Stock as of May 13, 1998.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Stockholders that, subject to the terms of the agreement governing the Merger, each Selling Stockholder expects to offer his or her Securities to or through brokers and dealers and underwriters to be selected by the Selling Stockholders from time to time. In addition, the Securities may be offered for sale through the NASDAQ Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. Each Selling Stockholder may pledge all or a portion of the Securities owned by him or her as collateral in loan transactions. Upon default by any of such Selling Stockholders, the pledgee in such loan transaction would have the same rights of sale as such Selling Stockholder under this Prospectus. Each Selling Stockholder may also transfer Securities owned by him or her in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Stockholder under this Prospectus; with respect to the Acquisition Securities, however, the foregoing is subject to the terms of the agreement governing the Merger. In addition, any Securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, each Selling Stockholder and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

                                 LEGAL MATTERS

The validity of the Securities offered hereby will be passed upon for the Company by Haig S. Bagerdjian, the Company's Senior Vice President, Business Development, Secretary and General Counsel. As of May 19, 1998, Mr. Bagerdjian owned 2,131 shares of the Company's Common Stock (excluding the shares offered hereby), and 53,984 shares that are not outstanding but which he has a right to acquire pursuant to options that are exercisable as of May 19, 1998 or within 60 days thereafter.

                                   EXPERTS

The consolidated financial statements and schedule of the Company as of Decemebr 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses relating to the registration of the Securities will be borne by the Company. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee       $1,762
Accountants' Fees                                          3,000
Legal Fees                                                   500
Miscellaneous Expenses                                         0
                                                           -----
                                              Total       $5,262



Item 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plan. The Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.   EXHIBITS

    4.1   Stock Certificate of Common Stock of the Company filed as Exhibit
          4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

    4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

    4.3 Legend placed on the Acquisition Securities held by James Mitchell and David Haws and registered by this registration statement

    5     Opinion re Legality

    23    Consent of KPMG Peat Marwick LLP

    24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement.

Item 17.   UNDERTAKINGS

        (a)   The Company hereby undertakes:

           (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which
                 remain   unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills and State of California on May 22, 1998.

                                    SYNCOR INTERNATIONAL CORPORATION


                                          /s/ Haig S. Bagerdjian
                                     By______________________________

                                     Haig S. Bagerdjian
                                     Senior Vice President, Business
                                     Development,
                                     Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date
_________                _____                         ____



/s/ Monty Fu
___________________      Chairman of the Board         May 22, 1998
Monty Fu                 and Director



/s/ Robert G. Funari
____________________     President, Chief Executive    May 22, 1998
Robert G. Funari         Officer(Principal Executive
                         Officer) and Director



/s/ Michael E. Mikity
_____________________    Senior Vice President,        May 22, 1998
Michael E. Mikity        Chief Financial Officer
                         and Treasurer(Principal
                         Financial-Accounting
                         Officer)


/s/ Steven B. Gerber
____________________     Director                      May 22, 1998
Steven B. Gerber



/s/ George S. Oki
___________________      Director                      May 22, 1998
George S. Oki



/s/ Arnold E. Spangler
______________________   Director                     May 22, 1998
Arnold E. Spangler



/s/ Henry N. Wagner
____________________     Director                     May 22, 1998
Henry N. Wagner, Jr.



/s/ Gail R. Wilensky
____________________     Director                     May 22, 1998
Gail R. Wilensky

                           INDEX OF EXHIBITS

Exhibit No.                                                           Page No.

     4.1 Stock Certificate of Common Stock of the Company filed as Exhibit 4.1 to the August 26, 1986
             Form 10-K and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer &
             Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated
             November 3, 1989 and incorporated herein by reference.

     4.3     Legend to be placed on the Acquisition Securities held      E-2
             by James Mitchell and David Haws and offered by this registration statement

     5       Opinion re Legality                                         E-3

     23      Consent of KPMG Peat Marwick LLP                            E-5

     24 Power of Attorney (contained in section prior to the Signature Page filed with this registration statement)

                                 EXHIBIT 4.3

           LEGEND ON JAMES MITCHELL'S AND DAVID HAWS' STOCK CERTIFICATE

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, DATED JANUARY 21, 1998, AMONG SYNCOR INTERNATIONAL CORPORATION ("SYNCOR"), SYNCOR ACQUISITION CORP., JAMES FRANCIS MITCHELL & CO., INC., NATIONAL DIAGNOSTIC SERVICES, INC. AND JAMES FRANCIS MITCHELL. THESE SHARES ARE SUBJECT TO SECTION 3.4 OF SAID AGREEMENT, WHICH STATES THAT THE SHARES MAY BE SOLD OR TRANSFERRED BY JAMES FRANCIS MITCHELL OR BY DAVID HAWS, AS THE CASE MAY BE, TO ANOTHER PARTY ONLY AFTER SYNCOR IS GIVEN PRIOR WRITTEN NOTICE OF SUCH PROPOSED SALE OR TRANSFER AND SYNCOR IS GIVEN TEN DAYS THEREAFTER TO PURCHASE THOSE SHARES. UNDER SAID AGREEMENT, THE HOLDER OF THIS CERTIFICATE HAS ALSO GRANTED SYNCOR A PROXY WITH RESPECT TO THE SHARES AUTHORIZING SYNCOR'S BOARD OF DIRECTORS TO DIRECT THE VOTING OF SAID SHARES IN MATTERS RELATING TO ANY PROPOSED MERGER, CONSOLIDATION, TAKEOVER BID OR SIMILAR TRANSACTION; SAID PROXY IS EFFECTIVE FOR THE DURATION OF THE 18-MONTH PERIOD COMMENCING FEBRUARY 1, 1998.

                                   EXHIBIT 5

                         LEGAL OPINION OF SYNCOR COUNSEL



May 22, 1998



Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, CA 91367-2407

Re:    Syncor International Corporation
       Registration Statement on Form S-3
       __________________________________

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the following shares of the Company's Common Stock, $.05 par value (collectively, the "Securities"): (1) 327,869 shares issued to James Francis Mitchell and David Haws in connection with the acquisition by the Company of James Francis Mitchell & Co., Inc., and
(2) 5,556 shares issued to Haig Bagerdjian, Edwin Burgos, Nanci Carr, Charles Smith, Judy Taylour and John Wang as bonus compensation.

As counsel to the Company, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Company, as amended to date, and the minutes of the proceedings of the Company's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Company, made such inquiries of officers of the Company, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Securities have been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is furnished to you solely in connection with the Registration Statement. I consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration Statement.

Very truly yours,


/s/ Haig S. Bagerdjian

Haig S. Bagerdjian
Senior Vice President, Business Development,
Secretary and General Counsel

                                 EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Syncor International Corporation


We consent to the use of our report dated February 25, 1998, incorporated herein by reference in the Registration Statement on Form S-3 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP




Los Angeles, California
May 19, 1998